UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant

[X]

Filed by a Party other than the Registrant

[  ]

Check the appropriate box:
[X] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[   ] Definitive Information Statement

INTERNATIONAL GOLD RESOURCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]

No fee required.

[   ]

Fee computed on table below per Exchange Act Rules 14a-6(i)4 and 0-11.

1.

Title of each class of securities to which transaction applies:

2.

Aggregate number of securities to which transaction applies:

3.

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4.

Proposed Maximum Aggregate Value of Transaction:

5.

Total Fee Paid:

[   ]

Fee paid previously with preliminary materials.

[   ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

1.

Amount Previously Paid:

2.

Form, Schedule or Registration Statement No.:

3.

Filing Party:

4.

Date Filed:

INFORMATION REQUESTED BY SCHEDULE 14C

Name of Registrant:	International Gold Resources, Inc.

Address of Principal Executive Office:	7200 S. Alton Way, Suite B-230 Centennial, CO 80112

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

AMENDMENT OF CHARTER, BYLAWS, OR OTHER DOCUMENTS

This Information Statement is being mailed to the shareholders of record on November 8, 2007 of International Gold Resources, Inc. ("IGR" or the "Company"), commencing on or about December 21, 2007, in connection with the prior approval by written consent, on November 8, 2007, by the Board of Directors (the "Board") of the Company, of the corporate action referred to below and its subsequent adoption, also on November 8, 2007, by the holders of a majority of the shares of Common Stock as permitted pursuant to Section 242 of the Delaware General Corporation Law ("DGCL").  A copy of the foregoing written consent is attached as Appendix A to this Information Statement.

Accordingly, all necessary corporate approvals in connection with the matters discussed herein have been obtained, and this Information Statement is furnished solely for the purpose of informing the Company’s shareholders pursuant to Section 228(e) of the DGCL and including information under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the matters discussed herein.  For this reason, IGR is not calling a special meeting of the shareholders in respect of the corporate action referred to below and is not asking shareholders for a proxy or consent.

The total amount of Common Stock outstanding on November 8, 2007 was 118,668,232 shares, with 120,000,000 shares authorized (par value of $.00002 per share), and the total amount of Preferred Stock outstanding on November 8, 2007 was 100 shares, with 20,000,000 shares authorized (par value of $.001 per share).  The Common Stock shareholders and the Preferred Stock shareholders each vote as a single class, and both classes are entitled to one vote per share on all matters.  The Common Stock is traded on the “pink sheets” and there has been no registration statement filed for the Common Stock pursuant to the Securities Act of 1933, as amended (the “1933 Act”).

IGR, as authorized by the necessary approvals of the Board and the holders of a majority of shares of the outstanding Common Stock (51.24%), has approved the adoption of an amendment to the Certificate of Incorporation, a copy of which is attached hereto as Appendix B (the "Amendment"), to add or change, as the case may be, the following provisions:

•

The Corporation shall increase the authorized aggregate number of shares of Common Stock from 120,000,000, $0.00002 par value per share, to 200,000,000, $0.00002 par value per share.

•

Cumulative voting shall not be allowed in the election of directors.

•

Special meetings of the stockholders of the Corporation may only be called by the Board pursuant to an affirmative resolution approved by an affirmative vote of the directors then in office.

The Amendment is scheduled to take place on or about January 11, 2008, but no earlier than 20 days from the date this Information Statement is first sent to the shareholders of IGR.

PURPOSE AND EFFECT OF THE AMENDMENT

The purpose and effect of the Amendment is threefold.  First, the Amendment increases the Company’s authorized but unissued shares of Common Stock (there will be no affect on the Company’s authorized or outstanding shares of Preferred Stock).  More particularly, IGR will have 118,668,232 shares of Common Stock issued and outstanding with an additional 81,331,768 authorized and unissued shares of Common Stock after the Amendment becomes effective.  The shares of Common Stock will continue trading on the pink sheets and there will be no registration statement filed for the Common Stock pursuant to the 1933 Act.  Second, the Amendment clarifies that cumulative voting, which enables a significant group of stockholders, though a minority, to elect a candidate of their choice, is not allowed.  Cumulative voting is not currently provided for in the Company’s Certificate of Incorporation, although it is permissible pursuant to Section 214 of the DGCL.  Third, the Amendment clarifies that special meetings of stockholders of the Corporation only may be called by the Board.  Pursuant to Section 211(d) of the DGCL, special meetings of the stockholders may be called by the Board or by such person(s) as authorized by the Board.

The above described changes to the Certificate of Incorporation are not intended to have any anti-takeover effect and are not part of any series of anti-takeover measures contained in any debt instrument or the Company's Articles of Incorporation or Bylaws in effect on the date of this Information Statement.  However, IGR shareholders should note that the availability of additional authorized and unissued shares of Common Stock and Preferred Stock could make any attempt to gain control of the Company or its Board more difficult or time consuming and that the availability of the additional authorized and unissued shares might make it more difficult to remove the Company's management.  Although the Board presently has no intentions of doing so, shares of Common Stock or Preferred Stock could be issued by the Board to dilute the percentage of Common Stock owned by a significant shareholder and increase the cost, or the number, of voting shares necessary to acquire control of the Board or to meet voting requirements imposed by Delaware law with respect to a merger or other business combination involving IGR.  The Company's management is not presently aware of any specific efforts to accumulate Company stock.

NO RIGHTS OF APPRAISAL

Pursuant to the DGCL, no stockholder that objects to the Amendment will have any right to receive from us the fair value of his, her, or its shares.  The DGCL provides that any provision of our Certificate of Incorporation may be amended by approval of the Board and the affirmative written consent of the holders of a majority of the voting power of the outstanding shares entitled to vote thereon; provided that, any amendment that would adversely affect the rights of the holders of any class or series of capital stock must be approved by the holders of a majority of the shares of such class or series.  The Amendment was adopted by the holders of a majority of the shares entitled to vote thereon.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information as of November 8, 2007 concerning shares of Common Stock with $0.00002 par value, and Preferred Stock, with $0.001 par value (the “Voting Securities”).  On November 8, 2007, the Company had 118,668,232 shares of Common Stock outstanding and 100 shares of Preferred Stock outstanding.

This table includes:  (i) all beneficial owners known to the Company who own more than 5% of the outstanding voting securities, (ii) each of the Company’s directors and nominees, and executive officers, and (iii) the Company’s directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	James M. & Diane G. Clifton (1) PO Box 128 Pope Valley, CA 94567	9,312,866/Shareholder	7.38%
Common Stock	John Young & Company (2) 992 Mendonca Furtado Ave., Apt. 5 Central 68900-060 Macapa, Amapa Brasil	7,850,000/Shareholder	6.62%
Common Stock	Bellewood Corporation (3) 16307 NE 83rd Redmond, WA 98052	7,092,900/Shareholder	5.9%
Common Stock	Lyle Durham (4)	3,400,000/Director and Executive Officer	2.79%
Common Stock	Dave Francisco (5)	3,000,000/Director	2.5%
Common Stock	J. Roland Vetter (6)	1,300,000/Former Executive Officer and Former Director	1.09%
Common Stock	Tim Acton	500,000/Director and Executive Officer	0.42%
Common Stock	The Company’s Directors and Executive Officers as a Group (three people).	6,900,000/shares	5.62%

(1)

Includes 313,600 recently exercised warrants, each of which entitles the holder to purchase one share of Common Stock (the shares have not yet been issued).  Also includes 4,800,000 currently exercisable warrants, each of which entitles the holder to purchase one share of Common Stock, and 2,353,600 shares of Common Stock held indirectly through the James M. & Diane G. Clifton Trust.

(2)

Includes the following shares of Common Stock indirectly owned:  3,800,000 shares held by Rusheen Handels AG and 3,400,000 shares held by Venture Capital Assets Management AG.

(3)

Includes 224,000 recently exercised warrants, each of which entitles the holder to purchase one share of Common Stock (the shares have not yet been issued).  Also includes 1,200,000 currently exercisable warrants, each of which entitles the holder to purchase one share of Common Stock.

(4)

Includes 2,000,000 currently exercisable warrants, each of which entitles the holder to purchase one share of Common Stock.  Also includes a currently exercisable option for 1,000,000 shares of Common Stock.

(5)

Includes 1,000,000 indirectly owned and currently exercisable warrants held by Worldwide Mining Consultants LLC, of which Mr. Francisco is a member, each of which entitles the holder to purchase one share of Common Stock.

(6)

Includes a currently exercisable option for 1,000,000 shares of Common Stock.  J. Roland Vetter tendered his written resignation as President and Chief Financial Officer of the Company on October 17, 2007.  The Board accepted Mr. Vetter’s resignation on October 23, 2007.  On October 24, 2007, Mr. Vetter resigned from the Board.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as director, or associate of any director, executive officer, nominee for election as director, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Schedule 14C will be delivered to each shareholder regardless of their address.  If two or more shareholders sharing an address receive multiple copies of Schedule 14C and wish to receive only a single copy of Schedule 14C in the future, then such shareholders can make a request for a single copy in future mailings by contacting the Company telephonically at (720) 496-4162 or in writing at 7200 S. Alton Way, Suite B-230, Centennial, CO 80112.

FILING PARTY

International Gold Resources, Inc.

DATE FILED

December 11, 2007

ADDITIONAL AND AVAILABLE INFORMATION

The Company is subject to the information filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements, and other information with the SEC relating to its business, financial condition, and other matters.  Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.  Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330.  The Company’s filings are also available to the public on the SEC's internet site (http://www.sec.gov).  Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.  Any shareholder may also receive a copy of any filing, without charge, by contacting the Company orally or in writing at (720) 496-4162 or 7200 S. Alton Way, Suite B-230, Centennial, CO 80112.

APPENDIX A

ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS

OF INTERNATIONAL GOLD RESOURCES, INC.

The undersigned stockholders, representing a majority of the shares of outstanding Common Stock (the "Requisite Stockholders") of International Gold Resources, Inc. (the "Corporation"), do hereby waive any and all notices that may be required to be given with respect to a meeting of stockholders and, in lieu of holding a special meeting of the stockholders, do hereby adopt by written consent the following recitals and resolutions (this "Consent") pursuant to Section 228(a) of the Delaware General Corporation Law, as amended ("DGCL"), the Certificate of Incorporation of the Corporation (the "Certificate"), and the Bylaws of the Corporation.

The Board of Directors of the Corporation (the "Board") has approved the actions set forth in the following resolutions and declared such actions to be advisable and in the best interests of the Corporation.

Amendment and Restatement to the Certificate of Incorporation

WHEREAS, the Board has proposed that the Certificate be amended and restated (the "Amended Certificate") to add or change, as the case may be, the following provisions:

•

The Corporation shall increase the authorized aggregate number of shares of Common Stock from 120,000,000, $0.000002 par value per share, to 200,000,000, $0.000002 par value per share.

•

Cumulative voting shall not be allowed in the election of directors.

•

Special meetings of the stockholders of the Corporation may only be called by the Board pursuant to an affirmative resolution approved by an affirmative vote of the directors then in office.

RESOLVED, that the Requisite Stockholders hereby approve and adopt the Amended Certificate to include the foregoing provisions substantially in the form as Appendix A attached hereto; and

RESOLVED, that the Corporation’s execution, delivery, and filing of the foregoing amendment to the Certificate and any related documents, together with all actions heretofore or hereafter taken by each and any officer of the Corporation, in connection with these resolutions be, and the same hereby are authorized, approved, ratified, and confirmed in all respects.

The action taken by this Consent shall have the same force and effect as if taken by the undersigned at a special meeting of the stockholders of the Corporation, duly called and constituted pursuant to the Certificate of Incorporation, the Bylaws of the Corporation, and the DGCL.  The Secretary of the Corporation is hereby directed to file this Consent, or cause it to be filed, with the minutes of the proceedings of the Board and the stockholders of the Corporation.  This Consent may be executed by facsimile and may be executed in one or more counterparts, each of which shall be deemed to be an original for all purposes, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned has executed this Consent on the date set forth below and by so executing has voted all of its shares of Common Stock of the Corporation in favor of the resolutions set forth in this Consent.

Stockholder:

Number of Shares:

________________________________

________________________________

Stockholder Signature:

Date:

________________________________

________________________________

APPENDIX B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INTERNATIONAL GOLD RESOURCES, INC.

(Pursuant to Section 242 and 245 of the
General Corporation Law of the State of Delaware)

International Gold Resources, Incorporated, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

1.

That the name of this corporation is International Gold Resources, Inc. and the original Certificate of Incorporation of International Gold Resources, Inc. was filed with the office of the Secretary of the State of Delaware on November 26, 2001 under the name Montpellier Group, Inc.

2.

That the Board of Directors duly adopted resolutions proposing to amend the Certificate of Incorporation of this corporation, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders, and the stockholders duly approved the amendment of the Certificate of Incorporation in accordance with Section 242 of the DGCL.

3.

That pursuant to Section 245 of the DGCL, the corporation hereby amends and restates the Certificate of Incorporation of this corporation to read as follows:

ARTICLE 1. NAME

The name of the corporation shall be International Gold Resources, Inc. (the "Corporation").

ARTICLE 2. ADDRESS

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is Corporation Service Company.

ARTICLE 3. PURPOSE

The purpose of the Corporation is to engage in any lawful acts or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.  In furtherance of the foregoing purposes, the Corporation shall have and may exercise all of the rights, powers, and privileges granted by the General Corporation Law of the State of Delaware.  In addition, it may do everything necessary, suitable, and proper for the accomplishment of any of its corporate purposes.

ARTICLE 4. AUTHORIZED CAPITAL

The aggregate number of shares that the Corporation shall have authority to issue is 200,000,000 shares of common stock with a par value of ($0.000002) per share (the "Common Stock"), and 20,000,000 shares of preferred stock with a par value of ($0.001) per share (the "Preferred Stock").

The powers, preferences, and rights and the qualifications, limitations, or restrictions of the Preferred Stock shall be determined by the Board of Directors and it may be issued from time to time in one or more series.

ARTICLE 5. SHAREHOLDER VOTING

Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of stockholders.  Cumulative voting shall not be allowed in the election of directors.

ARTICLE 6.  SHAREHOLDER MEETINGS

Except as otherwise required by law or provided in the Bylaws, and subject to the rights of holders of any class or series of shares issued by the Corporation having a preference over the Common Stock as to dividends, or upon liquidation to elect directors in certain circumstances, special meetings of the stockholders of the Corporation may be called only by the Board pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

ARTICLE 7. DISSOLUTION

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, then the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE 8. BYLAWS

The Board of Directors shall have the power to adopt, amend, or repeal the Bylaws.

ARTICLE 9. RESERVATION OF RIGHTS

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE 10. LIMITATION OF DIRECTORS’ LIABILITY

No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment or repeal of this Article Ten shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the undersigned this 8th day of November 2007.

INTERNATIONAL GOLD RESOURCES, INC.

By:  _/s/ Tim B. Acton______

Name:

Tim B. Acton

Title:   President and Chief Executive Officer